Exhibit 99.1

CROSS COUNTRY HEALTHCARE TO ATTEND THE TRUIST SECURITIES VIRTUAL HUMAN CAPITAL CONFERENCE AND THE OPPENHEIMER 36TH ANNUAL HEALTHCARE MEDTECH & SERVICES CONFERENCE

BOCA RATON, Fla.—February 23, 2026—Cross Country Healthcare, Inc. (the “Company”) (Nasdaq: CCRN) announced today that it is scheduled to participate in two upcoming conferences:

•The Truist Securities Virtual Human Capital Conference taking place March 12-13, 2026, with one-on-one investor meetings on Thursday, March 12.

•The Oppenheimer 36th Annual Healthcare MedTech & Services Conference taking place March 16-19, 2026, with one-on-one investor meetings on Tuesday, March 17.

In attendance and participating in one-on-ones at both conferences will be William J. Burns, Executive Vice President & Chief Financial Officer and Josh Vogel, Vice President, Investor Relations. No formal presentation will be made at either conference.
About Cross Country Healthcare
Cross Country Healthcare, Inc. (Nasdaq: CCRN) is a healthcare workforce solutions company delivering an AI-powered digital platform and advisory services, backed by nearly 40 years of healthcare labor expertise, to help health systems optimize and sustain their entire labor ecosystem.

Through Intellify®, Cross Country's cloud-based workforce management and vendor management system, health systems gain clear visibility across internal and contingent labor. Intellify® integrates with core hospital systems and brings all service lines, including non-clinical, nursing, allied health, and locums, into one centralized view. Powered by real-time analytics and AI-driven insights, Intellify® helps leaders make smarter workforce decisions, streamline operations, reduce labor costs, improve flexibility, and support high-quality outcomes.
Copies of this and other news releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission, and other notices by e-mail.
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For further information, please contact:
Cross Country Healthcare, Inc.
Josh Vogel, Vice President, Investor Relations
561-237-8310
jvogel@crosscountry.com